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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statements (Forms S-8 No. 333-11299 and 333-35287), pertaining to the 1993 Stock Option Plan and 1996 Non-employee Directors Stock Option Plan of Affymetrix, Inc., of our report dated January 23, 1998 with respect to the financial statements of Affymetrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, and filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Palo Alto, California
October 1, 1998